Exhibit 1(d)

U.S. $[                 ]

[                 ] GLOBAL NOTES DUE [                 ]

THE BEAR STEARNS COMPANIES INC.

UNDERWRITING AGREEMENT

[    ], 20[  ]

U.S. $[                 ]

THE BEAR STEARNS COMPANIES INC.

[                 ] GLOBAL NOTES DUE 20[  ]

UNDERWRITING AGREEMENT

[      ], 20[  ]

To the Several Underwriters named in Schedule I hereto

c/o Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York  10179

Dear Sirs:

The Bear Stearns Companies Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed on Schedule I hereto (the “Underwriters”) the principal amount of U.S. $[                 ] [            ] Global Notes due 20[  ] of the Company identified in Schedule II attached hereto (the “Securities”).

Unless otherwise specified in Schedule II, the Securities are to be issued under an Indenture, [dated as of May 31, 1991, as supplemented by the First Supplemental Indenture, dated as of January 29, 1998] and as further amended or supplemented from time to time (the “Indenture”), between the Company and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as Trustee (the “Trustee”). The Securities are more fully described in the Final Prospectus referred to below and in Schedule II attached hereto.

1.                                       Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters and their affiliates as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (b) hereof.

(a)                                  The Company has filed an automatic shelf registration statement, as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), including a base prospectus, with the Securities and Exchange Commission (the “Commission”) for the registration of the Securities, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “Regulations”), Registration Statement No. 333-[•] on Form S 3, not earlier than three years prior to the date hereof. Such registration statement became, and any post-effective amendment thereto will become, effective upon its filing with the Commission. The Company may have used one or more Preliminary Final Prospectuses, each of which, if any, has previously been furnished to you. The offering of the Securities is a Delayed Offering and, accordingly, it is not necessary that any further information with respect to the Securities and the offering thereof required by the 1933 Act and the Regulations thereunder to be included in the Final Prospectus be included in an amendment to such registration statement prior to the Effective Date. The Company will file with the Commission pursuant to Rules 415 and 424(b)(2), (3) or (5) a final supplement to the form of prospectus included in such registration statement relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Securities and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)                                 The terms which follow, when used in this Agreement, shall have the meanings indicated. The term the “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Basic Prospectus” shall mean the base prospectus referred to in paragraph (a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus. “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement (including any information appendixed thereto) to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus. “Final Prospectus” shall mean any and all prospectus supplements relating to the Securities (including any information appendixed thereto) that are filed pursuant to Rule 424(b) after the Execution Time, together (unless the context otherwise requires) with the Basic Prospectus; the Final Prospectus will substantially comprise the listing particulars required in connection with the application for listing of the Securities on the Official List of the UK Listing Authority (the “London Stock Exchange”) pursuant to the Financial Services and Markets Act 2000 (the “FSMA”), with such amendments as the London Stock Exchange may require. “Registration Statement” shall mean the registration statement referred to in paragraph (a) above, including all exhibits, documents and financial statements incorporated by reference, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Time (as such term is hereinafter defined), shall also mean such registration statement as so amended. “Rule 415,” “Rule 424” and “Regulation S-K” refer to such Regulations under the 1933 Act. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), on or before the effective date of the Registration Statement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities and any document under the 1934 Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus, or the Final Prospectus, as the

case may be, deemed to be incorporated therein by reference. The “Disclosure Package” shall mean (i) the Basic Prospectus and any Preliminary Final Prospectus, (ii) each “issuer free writing prospectus” (as defined in Rule 433 under the 1933 Act (“Rule 433”)) relating to the Securities (an “Issuer Free Writing Prospectus”), if any, and (iii) the Permitted Issuer Information (as defined in paragraph (e)(i) below) contained in any “free writing prospectus” (as defined in Rule 405 under the 1933 Act (“Rule 405”)) (a “Free Writing Prospectus”) with respect to which an Underwriter has obtained the Company’s prior written consent pursuant to paragraph 3(o) below. A “Delayed Offering” shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered.

(c)                                  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and any amendment or supplement thereto; and the Company is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the operations, business or properties of the Company and its subsidiaries considered as one enterprise (any such material adverse effect being hereinafter referred to as a “Material Adverse Effect”).

(d)                                 The Company has the corporate power and authority to enter into this Agreement, to perform its obligations hereunder and under the Indenture and to issue, sell and deliver the Securities. This Agreement has been duly and validly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and is enforceable as to the Company in accordance with its terms. The Indenture has been duly and validly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company and is enforceable as to the Company in accordance with its terms. The Indenture has been duly qualified under the Trust Indenture Act.

(e)                                  (i)                                     On the Effective Date, and at all times subsequent thereto to and including the Closing Time, and during such longer period as a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) may be required to be delivered in connection with sales by the Underwriters or a dealer, and during such longer period until any post effective amendment to the Registration Statement shall become effective, the Registration Statement (including any post-effective amendment) and the Final Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Final Prospectus and including any filing under the 1934 Act explicitly referenced as to be filed under the caption “Where You Can Find More Information” in the Final Prospectus) will contain all statements which are required to be stated therein in accordance with the 1933 Act, the 1934 Act, the Trust Indenture Act, and the Regulations, will conform in all material respects with the requirements of the 1933 Act, the 1934 Act, the Trust Indenture Act, and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances in which they were made not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Final Prospectus which has not then been set forth in such an amendment or supplement; and the Basic Prospectus and each Preliminary Final Prospectus, as of the date filed with the Commission, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Each Issuer Free Writing Prospectus (including, without limitation, any “road show” that constitutes a “free writing prospectus” under Rule 433) does not and will not conflict with the information in the Registration Statement, any Preliminary Final Prospectus or the Final Prospectus, conformed or will conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission on the date of first use, and, when considered together with the Disclosure Package as of the Execution Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The “issuer information” (as defined in Rule 433) included in each Free Writing Prospectus used or referred to by any Underwriter with the prior written consent of the Company (“Permitted Issuer Information”), when considered together with the Disclosure Package as of the Execution Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (i), however, with respect to any information contained in or omitted from (i) the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or such Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, as set forth in Section 6(b), (ii) information other than Permitted Issuer Information contained in any other Free Writing Prospectus included in the Disclosure Package, and (iii) the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act, except statements or omissions in such Statement made in reliance upon information furnished to the Trustee by or on behalf of the Company for inclusion therein.

(ii)                                  Without limiting the foregoing, on the date hereof, and at all times subsequent thereto to and including the Closing Time, and during such longer period as a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) may be required to be delivered in connection with sales by the Underwriters or a dealer, and during such longer period until any post effective amendment to the Registration Statement (comprising listing particulars or supplementary listing particulars) shall become effective, the Final Prospectus (together with the Basic Prospectus) and all Issuer Free Writing Prospectuses contain all material information with respect to the Company and its subsidiaries and the Securities (including all information which, according to the particular nature of the Company and its subsidiaries and the Securities, is necessary to enable investors and their professional advisers to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Company and its subsidiaries and of the rights attaching to the Securities), the statements of intention, opinion, belief or expectation contained therein are honestly and reasonably made or held and such documents (once approved by the relevant stock exchanges as listing particulars) will contain all the information required by section 80 of the FSMA and otherwise comply with the listing rules made by the London Stock Exchange under the FSMA (the “Listing Rules”).

(f)                                    Neither the Commission nor the “blue sky” or securities authority of any jurisdiction (whether in the United States, the United Kingdom or elsewhere) has issued an order or administrative proceeding (a “Stop Order”) suspending (or the effect of which is to suspend or otherwise limit) the effectiveness of the Registration Statement, preventing, suspending or otherwise limiting the use of the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, suspending the registration or qualification of the Securities or suspending the qualification of the Indenture, nor has any of such authorities instituted or, to the knowledge of the Company, threatened to institute any proceedings with respect to a Stop Order in any jurisdiction (whether in the United States, the United Kingdom or elsewhere) in which the Securities are to be sold, nor, with respect to accuracy at the Closing Time, has there been any Stop Order issued or proceedings with respect to a Stop Order instituted or, to the knowledge of the Company, threatened on or after the effective date of the Registration Statement in any jurisdiction.

(g)                                 The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus and any amendment or supplement thereto (the “Incorporated Documents”), at the time they were or hereafter are filed with the Commission (or to the extent amended at the time of filing of such amendment with the Commission), complied, or when so filed will comply, in all material respects with the requirements of the 1933 Act, the 1934 Act or the Trust Indenture Act, as applicable, and the rules and regulations thereunder and on the Effective Date and through and including the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h)                                 Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in, or any adverse development which materially affects, the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise.

(i)                                     Except for Bear, Stearns & Co. Inc. (“Bear Stearns”), Bear, Stearns Securities Corp. (“BSSC”) and Bear, Stearns International Limited (“BSIL”), no subsidiary of the Company is a “significant subsidiary” as defined in Rule 405 of Regulation C of the Regulations. Each of Bear Stearns, BSSC and BSIL has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Prospectus and any amendment or supplement thereto and is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; and all of the issued and outstanding capital stock of Bear Stearns, BSSC and BSIL has been duly authorized and validly issued and is fully paid and nonassessable and was not issued in violation of or subject to pre-emptive rights, and, except for directors’ qualifying shares and shares of preferred stock of BSSC owned by third party broker-dealers, is owned directly or indirectly by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other defect of title whatsoever.

(j)                                     The Securities have been duly authorized (or will have been so authorized prior to each issuance of Securities) and when the Securities have been executed and authenticated in the manner set forth in the Indenture and are issued and delivered against payment therefor as provided in this Agreement, such Securities will have been duly executed, authenticated (assuming due authentication by the Trustee), issued and delivered, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, and will be enforceable as to the Company in accordance with their terms. The Indenture substantially complies with the 1933 Act, the Trust Indenture Act and the Regulations, and the Indenture and the Securities conform and will conform to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(k)                                  The execution, delivery and performance of this Agreement, the performance of the Indenture, the issuance, authentication, and sale of the Securities and the consummation by the Company of the transactions contemplated hereby and thereby do not, as of the date hereof, and will not, as of the Closing Time,  (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the terms of any contract, agreement, indenture, mortgage, loan agreement, note, lease or other instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets may be bound or subject and that is material to the Company and its subsidiaries considered as one enterprise, or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, or any law, judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body or any arbitrator having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries, or any of their respective properties or assets, is required for the execution, delivery and performance of this Agreement, or the performance of the Indenture and the consummation of the transactions contemplated hereby and thereby, including the issuance, authentication, sale and delivery of the Securities, except for (1) such as may be required under state and foreign securities or “blue sky” laws in connection with the purchase and distribution of the Securities by the Underwriters and (2) such as have been made or obtained or will be made or obtained before the Closing Time under the 1933 Act and the Trust Indenture Act.

(l)                                     There are no holders of securities of the Company or any subsidiary who, pursuant to any agreement, understanding or otherwise, have any right to have securities of the Company or any subsidiary registered under the 1933 Act in connection with the offering contemplated by the Final Prospectus.

(m)                               [                      ], the accountants who certified the financial statements included or incorporated by reference in the Company’s most recent Annual Report on Form 10-K which is included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus and audited the Company’s internal control over financial reporting and management’s assessment thereof, were independent public accountants at the time such statements were certified and during the periods covered by such statements as required by the 1933 Act and the Regulations.

(n)                                 The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, and any amendment or supplement thereto, present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the 1934 Act and the Regulations thereunder) applied on a consistent basis.

(o)                                 Except as may be set forth or incorporated by reference in the Disclosure Package or the Final Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body or arbitrator, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company, Bear Stearns, BSSC or BSIL which is required to be disclosed in the Registration Statement, the Disclosure Package or the Final Prospectus or would have a Material Adverse Effect or would otherwise be expected to materially and adversely affect the consummation of the transactions contemplated hereby or by the Indenture; and there are no contracts or documents of the Company, Bear Stearns, BSSC or BSIL which are required to be filed as exhibits to, disclosed in or summarized in the Registration Statement, the Disclosure Package or the Final Prospectus by the 1933 Act, the Regulations, the FSMA or the Listing Rules, which have not been (or which will not be, as the case may be) so filed, disclosed or summarized.

(p)                                 The Company, Bear Stearns, BSSC and BSIL possess such certificates, authorities or permits issued by the appropriate state, federal or national regulatory agencies or bodies in the United States, the United Kingdom and elsewhere necessary to conduct the business now operated by them, except where the failure to obtain such certificates, authorities or permits, individually or in the aggregate, would not have a Material Adverse Effect. None of the Company, Bear Stearns, BSSC or BSIL has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise.

(q)                                 The Securities have been rated “investment grade” by at least one nationally recognized rating agency.

(r)                                    The Company was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Securities, is not on the date hereof and will not be at the Closing Time, an “ineligible issuer” (as defined in Rule 405). The Company has not made any offer relating to the Securities or distributed any offering materials in connection with the offering of the Securities other than the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, and any Issuer Free Writing Prospectus listed on Schedule VI hereto to which Bear Stearns had previously consented in writing.

(s)                                  At the time of filing the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act.

(t)                                    (A) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Final Prospectus as amended or supplemented, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting; and (B) the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

2.                                       Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, at the purchase price set forth in Schedule II attached hereto, the principal amount of Securities set forth opposite such Underwriters’ respective names in Schedule I hereto; provided, however, that the Company shall have no obligation to sell any of the Underwriters’ Securities unless the Underwriters purchase all of the Underwriters’ Securities. Securities to be purchased by the Underwriters are herein sometimes called the “Underwriters’ Securities.”

Except as otherwise provided in this Section 2, payment of the purchase price for, and delivery of, the Underwriters’ Securities to be purchased by the Underwriters as set forth on Schedule I attached hereto shall be made at the offices of Bear Stearns or at such other place in the New York City metropolitan area as you shall determine and advise the Company in writing at least two business days prior to the Closing Time, on the date and at the time specified in Schedule II attached hereto (unless postponed in accordance with the provisions of Section 8), or such other time and date as shall be agreed upon by you and the Company (such time and date being referred to as the “Closing Time”). Payment shall be made to the Company by wire transfer of same day funds payable to the account of the Company specified by it against delivery to you of the Underwriters’ Securities to be purchased by the Underwriters. Such Securities shall be represented by one or more global certificates (in the form provided in the Indenture) which will be deposited with a custodian for, and registered in the name of Cede & Co. (“Cede”) as nominee of, The Depository Trust Company; beneficial interests in such global certificates will be shown on the records maintained by The Depository Trust Company for the accounts of its participants, including the U.S. depositaries of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme.

3.                                       Covenants of the Company. The Company covenants and agrees with the several Underwriters and their affiliates as follows:

(a)                                  The Company will notify you immediately, and confirm such notice in writing, (i) when any amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Final Prospectus or any Issuer Free Writing Prospectus or for any additional information, (iii) of the issuance by the Commission of a Stop Order suspending (or the effect of which is to suspend or otherwise limit) the effectiveness of the Registration Statement (including any post-effective amendment thereto) or the use of the Final Prospectus or any Issuer Free Writing Prospectus or of the initiation, or the threatening, of any proceedings therefor, (iv) of the receipt of any comments from the Commission and (v) of the receipt by the Company of any notification with respect to the suspension or limitation of the qualification of the Securities for sale in any jurisdiction (whether in the United States, the United Kingdom or elsewhere) or the initiation, or threatening, of any proceeding for that purpose. If the Commission or other authority shall propose or enter a Stop Order at any time, the Company will make every reasonable effort to prevent the issuance of any such Stop Order and, if issued, to obtain the withdrawal of such Stop Order as soon as possible. The Company will not file any amendment to the Registration Statement or any supplement (including the Final Prospectus, any Preliminary Final Prospectus or any Issuer Free Writing Prospectus) to the Basic Prospectus before or after the Effective Date unless the Company has furnished you with a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.

(b)                                 During the time when a prospectus relating to the Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required to be delivered hereunder or under the 1933 Act, the Company will comply with all requirements imposed upon it by the 1933 Act and the Trust Indenture Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of, or dealing in, the Securities in accordance with the provisions thereof and the Final

Prospectus. If during such time any event shall have occurred as a result of which, in the judgment of the Company, you or your counsel, the Final Prospectus or the Disclosure Package as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Final Prospectus or the Disclosure Package or Registration Statement to comply with the 1933 Act, the Trust Indenture Act or the Regulations, or if there shall occur any material change affecting any of the representations and warranties in Section 1, the Company will notify you promptly and prepare and file with the Commission, the London Stock Exchange and all other applicable bodies an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission and will deliver to the several Underwriters, without charge, such number of copies thereof as may be reasonably requested by the Underwriters; provided that the Company will promptly notify you if such judgment has been reached by it.

(c)                                  (i)                                     The Company shall make an application for the Securities to be listed on the London Stock Exchange. In connection with such application, the Company shall use its best efforts to obtain such listing as promptly as practicable and the Company shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain or maintain the listing.

(ii)                                  The Company confirms it will use its best efforts to ensure that the Final Prospectus together with any required supplemental document will be approved by the London Stock Exchange as listing particulars and shall ensure that such documents are delivered to the Registrar of Companies in England and Wales for registration following approval by the London Stock Exchange.

(iii)                               Without limiting the provisions of (b) above, if after the preparation of the documents referred to in (ii) above for submission to the London Stock Exchange and before the commencement of dealings in the Securities following their admission to the Official List:

(A)                              there is a significant change affecting any matter contained therein whose inclusion was required by section 80 of the FSMA or by the Listing Rules or by the London Stock Exchange; or

(B)                                a significant new matter arises the inclusion of information in respect of which would have been so required if it had arisen when such documents were prepared;

the Company shall give to the Global Coordinator (as defined in Schedule I hereto), on behalf of the Underwriters, full information about the change or matter and shall publish such supplementary listing particulars (in a form approved by the Global Coordinator) as may be required by the London Stock Exchange, and shall otherwise comply with sections 81 and 83 of the FSMA and the Listing Rules in that regard.

(iv)                              If the Securities cease to be listed or are not listed on the London Stock Exchange, the Company shall use its best efforts promptly to list the Securities on another stock exchange to be agreed between the Company and the Global Coordinator on behalf of the Underwriters; provided, however, if the draft EU Transparency Obligations Directive (the “Directive”) is implemented in a manner the Company believes, in good faith, to be unduly burdensome, it shall be under no obligation to maintain the listing of the Securities on the London Stock Exchange or any other exchange. The Company shall promptly notify you if any such determination has been made by it.

(d)                                 The Company will promptly deliver to you a copy of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver without charge to you such number of copies of the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, all Issuer Free Writing Prospectuses, the Registration Statement, and all amendments of and supplements to such documents (including any listing particulars and supplementary listing particulars), if any, as may be reasonably requested by the Underwriters.

(e)                                  The Company will endeavor in good faith, in cooperation with you to timely qualify the Securities for offering and sale under the securities and other applicable laws of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take action which would subject it to general service of process in any jurisdiction where it is not now so subject or to conduct its business in a manner in which it is not currently so conducting its business.

(f)                                    The Company will make generally available (within the meaning of Section 11(a) of the 1933 Act and Rule 158 of the Regulations) to its security holders and to you as soon as practicable an earnings statement which need not be audited but which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Regulations.

(g)                                 The Company will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required in connection with the offering or sale of the Securities.

(h)                                 During the period of one year after the date hereof, the Company will furnish to you (i) as soon as publicly available, a copy of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, annual report to stockholders and definitive proxy statement of the Company filed with the Commission under the 1934 Act or mailed to stockholders and (ii) from time to time, such other information concerning the Company as you may reasonably request.

(i)                                     The Company will apply the proceeds from the sale of the Securities as set forth under the caption “Use of Proceeds” in the Final Prospectus.

(j)                                     Prior to the Closing Time, the Company shall furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries, for any periods subsequent to the periods covered by the financial statements appearing or incorporated by reference in the Registration Statement and the Final Prospectus.

(k)                                  The Company will comply with all provisions of all undertakings contained in the Registration Statement.

(l)                                     The Company consents to the use of the Final Prospectus and the Disclosure Package or any amendment or supplement thereto by you and by all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and for such period of time thereafter as the Final Prospectus is required by law to be delivered in connection therewith.

(m)                               The Company shall maintain, in accordance with the rules and regulations of the Commission, all Issuer Free Writing Prospectuses not required to be filed pursuant to the rules and regulations of the Commission. If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus would, in the judgment of Bear Stearns or the Company, conflict with the information in the Registration Statement, the Disclosure Package or the Final Prospectus as then amended or supplemented or would, in the judgment of Bear Stearns or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if to comply with the 1933 Act, the 1934 Act or the rules and regulations of the Commission, it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify Bear Stearns promptly and prepare, subject to Section 3(b) hereof, an Issuer Free Writing Prospectus or other document (in form and substance satisfactory to Bear Stearns) which will correct such statement, omission or conflict or effect such compliance.

(n)                                 The Company will not, without the prior written consent of Bear Stearns, make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus.

(o)                                 Each Underwriter severally covenants and agrees with the Company that such Underwriter will not use or refer to any Free Writing Prospectus without the prior written consent of the Company where the use or reference to such Free Writing Prospectus might require the filing of any “issuer information” (as defined in Rule 433) with the Commission.

(p)                                 The Company will file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act.

(q)                                 The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

4.                                       Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the 1933 Act, the listing of the Securities on the London Stock Exchange and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all costs and expenses related to the issuance, authentication, transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing this Agreement, the Indenture, any Blue Sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws or the securities or other applicable laws of any other country as provided in Section 3(e) hereof, including the fees and disbursements of counsel for the Underwriters (including, where necessary, local counsel) in connection with such qualification and in connection with the Blue Sky and legal investment memoranda; (v) any fees charged by securities rating agencies for rating the Securities, if the Securities are so rated; (vi) any filing fees incidental to any required reviews by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities; (vii) the costs and expenses of any qualified independent underwriter which may be required by the rules and regulations of the NASD; (viii) all costs and expenses incidental to listing the Securities on the New York Stock Exchange, Inc. (“NYSE”) or other U.S. national securities exchange (if applicable), the London Stock Exchange or any other securities exchange; (ix) the cost of preparing certificates for the Securities and the costs and charges of The Depository Trust Company and its nominee for acting as depository for the Securities and otherwise effecting any book entry ownership system for the Securities (including the costs and charges of Euroclear and Cedelbank); (x) the costs and charges of the Trustee, any transfer agent, calculation agent, registrar, paying agent or disbursing agent; (xi) advertising and travel costs and expenses incurred in connection with any roadshows; and (xii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and in Sections 6 and 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on the resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

If this Agreement is entered into and the purchase of Securities by the Underwriters pursuant to this Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

5.                                       Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Securities, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company, herein contained, as of the date hereof and at the Closing Time, to the absence from any certificates, opinions, written statements or letters furnished to you pursuant to this Section 5 or to [                                         ] (collectively, “Underwriters’ Counsel”) pursuant to this Section 5 of any misstatement or omission, to the performance by the Company of its obligations hereunder in all material respects and to the following additional conditions:

(a)                                  If filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b).

(b)                                 At the Closing Time (i) no Stop Order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the 1933 Act or other applicable law, and no proceeding under the 1933 Act or the 1934 Act therefor shall have been initiated or threatened by the Commission, or, with respect to the filing of any Form 8-A under the 1934 Act, by any U.S. national securities exchange; no stop order suspending or preventing the use of the Final Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with or such requests shall have been otherwise satisfied; (ii) the rating assigned by any U.S. nationally recognized securities rating agency to any debt securities, preferred stock or other obligations of the Company as of the date of this Agreement shall not have been lowered since the execution of this Agreement and no such agency shall have publicly announced since the execution of this Agreement that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities or preferred stock of the Company; and (iii) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as otherwise stated therein or contemplated thereby, there shall not have been any material adverse change in, or any adverse development which materially affects, the financial condition, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, the effect of which is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Final Prospectus.

(c)                                  The Company will promptly make application for the Securities to be admitted to the Official List of the London Stock Exchange.

(d)                                 At the Closing Time, you shall have received the opinion of Cadwalader, Wickersham & Taft LLP, counsel for the Company, dated the date of delivery, substantially in the form set forth in Schedule III hereto, addressed to the Underwriters and in form and scope reasonably satisfactory to Underwriters’ Counsel.

(e)                                  At the Closing Time, you shall have received the opinion of [                                  ], Counsel of the Company, or another counsel reasonably acceptable to Underwriters’ Counsel, dated the date of delivery, substantially in the form set forth in Schedule IV hereto, addressed to the Underwriters and in form and scope reasonably satisfactory to Underwriters’ Counsel.

(f)                                    At the Closing Time, you shall have received a certificate of the Chief Financial Officer, the Controller or Chairman of the Board of the Company, dated the date of delivery, to the effect that the conditions set forth in subsections (a) and (b) of this Section 5 have been satisfied, that as of the date hereof and at the date of delivery, the representations and warranties of the Company set forth in Section 1 hereof are accurate, and that at the date of delivery, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed in all material respects.

(g)                                 At each of the Execution Time and the Closing Time, you shall have received a letter (which may be an update or “bringdown” letter) from [                     ], independent public accountants for the Company and its subsidiaries, dated the date of delivery,  substantially in content and substance as set forth in Schedule V hereto, addressed to the Underwriters and in form and scope reasonably satisfactory to you.

(h)                                 The Underwriters shall have received from Underwriters’ Counsel opinions, dated the Closing Time, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus, and any amendments or supplements to the Registration Statement, the Disclosure Package or Final Prospectus and such other related matters, as you may reasonably require, and the Company shall have furnished to Underwriters’ Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i)                                     All proceedings taken in connection with the sale of the Securities as contemplated herein shall be satisfactory in form and scope to you and to Underwriters’ Counsel, and prior to the Closing Time, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

(j)                                     The NASD, upon review of the terms of the public offering of the Securities, shall have no objections to the fairness of the underwriting terms and arrangements of the offering.

(k)                                  The resolutions required by Section 3.1 of the Indenture relating to the Securities shall have been adopted by the Board of Directors of the Company or an authorized committee thereof.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 5 shall not be in all material respects reasonably satisfactory in form and scope to you and to Underwriters’ Counsel, all your obligations hereunder may be cancelled by you at, or at any time prior to, the Closing Time. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telecopy, confirmed in writing.

6.                                       Indemnification.

(a)                                  The Company agrees to indemnify and hold harmless each Underwriter, their affiliates (if any) and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all losses, liabilities, claims, damages and out-of-pocket expenses whatsoever (including but not limited to attorneys’ fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which you or any such person may become subject under the 1933 Act, the 1934 Act, the FSMA or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement (other than that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act, except for statements or omissions in such Registration Statement made in reliance upon information furnished to the Trustee by or on behalf of the Company for inclusion therein) or any amendment thereto, (B) any related Basic Prospectus, Preliminary Final Prospectus, or Final Prospectus or in any amendment or supplement thereto, (C) any Issuer Free Writing Prospectus or any amendment or supplement thereto or (D) any Permitted Issuer Information, (ii) arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any related Preliminary Final Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus or any Permitted Issuer Information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) arise out of or are based upon any breach or alleged breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement; provided, however, that the Company will not be liable to any Underwriter or any person so controlling such Underwriter in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon (x) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein, such written information being as set forth in the penultimate sentence of subsection (b) below or (y) any failure of such Underwriter to deliver the Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the 1933 Act) to a purchaser of Securities as required by applicable law. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement and shall extend, upon the same terms and conditions, to each person, who controls any Underwriter within the meaning of the 1933 Act.

(b)                                 Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any losses, liabilities, claims, damages and out-of-pocket expenses whatsoever (including but not limited to attorneys’ fees and any and all out-of-pocket expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), to which they or any of them may become subject under the 1933 Act, the 1934 Act, the FSMA or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement or any amendment thereto, (B) any related Basic Prospectus, Preliminary Final Prospectus or the Final Prospectus, or in any amendment or supplement thereto or (C) any Issuer Free Writing Prospectus or any amendment or supplement thereto, or (ii) arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any related Basic Prospectus, Preliminary Final Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through you expressly for use therein. For all purposes of this Agreement, the identification of the name of, and the principal amount of Securities to be purchased by, each of the Underwriters, the amounts of the selling concession and reallowance, and the stabilization language set forth under the heading “Underwriting” in the Final Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for inclusion in any Basic Prospectus or Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the Registration Statement (as from time to time amended or supplemented), or any amendment or supplement thereto. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties, it being understood, however, that the indemnifying party shall not, in connection with any one such claim, action or proceeding or separate but substantially similar or related claims, actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm (together with appropriate local counsel) at any time for the indemnified party or parties, which firm shall be designated in writing by the indemnified party or parties, unless such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the other indemnified party or parties (in which case the indemnifying party shall be liable for the fees and expenses of only one additional separate firm (together with appropriate local counsel) for such indemnified party or parties at any time)), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this Section 6 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

7.                                       Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 hereof is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and out-of-pocket expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, officers of the Company who signed the Registration Statement and directors of the Company) to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the preceding sentence of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

8.                                       Default by an Underwriter, Selling Restrictions and other Underwriter Undertakings.

(a)                                  If any Underwriter or Underwriters shall default at the Closing Time, in its or their obligation to purchase Securities hereunder and if the principal amount of Securities with respect to which such default relates does not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate [  ]% of the principal amount of Securities which all Underwriters have agreed to purchase hereunder, then such principal amount of Securities to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

(b)                                 If such default relates to more than [  ]% of the principal amount of Securities, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such principal amount of Securities to which such default relates on the terms contained herein. If within five calendar days after such a default you do not arrange for the purchase of such principal amount of Securities to which such default relates as provided in this Section 8, this Agreement shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 4, 6 and 7 hereof) or the several Underwriters with respect thereto, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other several Underwriters and the Company for damages occasioned by its or their default hereunder.

(c)                                  If the principal amount of Securities to which the default relates is to be purchased by the non-defaulting Underwriters, or is to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Time for a period, not exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, any Issuer Free Writing Prospectus or the Final Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement, any Issuer Free Writing

Prospectus or the Final Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 8 with like effect as if it had originally been a party to this Agreement with respect to such Securities and the term “Business Day” as used in this Agreement shall mean a day on which commercial banks and foreign exchange markets settle payments in New York and London.

(d)                                 (i)                                     Each Underwriter represents and agrees that:

(I)                                    it has not offered or sold and will not offer or sell any Securities to persons in the United Kingdom prior to the earlier of (1) the expiry of the period of six months from the payment date and (2) the admission of such Securities to listing in accordance with Part VI of the FSMA except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the FSMA;

(II)                                it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(III)                            it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(ii)                                  No action (except in connection with the application for approval of the Final Prospectus and the Basic Prospectus together with any requisite supplementary document as a prospectus by the London Stock Exchange and (when appropriate) delivery of copies thereof to the Financial Services Authority in England and Wales) has been (or will be) taken in any jurisdiction by the Company or any of the Underwriters that would, or is intended to, permit a public offer of the Securities or possession or distribution of the Final Prospectus or the Basic Prospectus in any country or jurisdiction (except the United States) where, or in any circumstances in which, any such action for that purpose is required. Accordingly, each Underwriter undertakes that it will not, directly or indirectly, offer or sell any Securities or distribute or publish any offering circular, prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will to the best of its knowledge and belief, result in compliance with any applicable securities laws and regulations and all offers and sales of Securities by the Underwriter will be made on the same terms.

(iii)                               Without prejudice to the generality of subsection (ii) above, each Underwriter agrees that it will obtain any consent, approval or permission which is, to the best of its knowledge and belief, required for the offer, purchase, sale or delivery by it of Securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such offers, purchases, sales or deliveries and it will, to the best of its knowledge and belief, comply with all such laws and regulations.

9.                                       Survival of Representations and Agreements. All representations, warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the representations and warranties contained in Section 1, the agreements contained in Section 4, the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Securities to and by the several Underwriters. The representations contained in Section 1 and the agreements contained in Sections 4, 6, 7, 9 and 13 hereof shall survive the termination of this Agreement including pursuant to Section 10 hereof.

10.                                 Termination.

(a)                                  You shall have the right to terminate this Agreement at any time prior to the Closing Time if, after the date hereof: (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the securities markets in the United States or the United Kingdom; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the NYSE, the American Stock Exchange, in the over-the-counter market or on the London Stock Exchange shall have occurred; (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or the Bank of England; (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or the United Kingdom or on the United States or the United Kingdom is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities; (v) any restriction materially adversely affecting the distribution of the Securities which was not in effect on the date hereof shall have become effective; or (vi) there shall have been such change in the market for the securities of the Company or securities in general or in national or international political, financial or economic conditions or currency exchanges rates or exchange controls as in your judgment makes it inadvisable to proceed with the offering, sale and delivery of the Securities on the terms contemplated by the Final Prospectus.

(b)                                 Any notice of termination pursuant to this Section 10 shall be by telephone, telex, or telecopy, confirmed in writing by letter.

11.                                 Stabilization. If the Global Coordinator, on behalf of the Underwriters, in connection with the distribution of the Securities or in order to facilitate the offering of the Securities offers Securities in excess of the aggregate principal amount to be issued or effects transactions with a view to stabilizing, maintaining or otherwise affecting the market price of the Securities at levels higher than that which otherwise prevail in the open market, it shall not in doing so be deemed to act as an agent of the Company. The Company will not as a result of any action taken by the Global Coordinator, on behalf of the Underwriters, under this Section be obliged to issue Securities in excess of the aggregate amount of Securities to be issued under this

Agreement, nor shall the Company be liable for any loss, or entitled to any profit, arising from any excess offers or stabilization.

12.                                 Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to you, shall be mailed, delivered, or telexed or telecopied and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, NY 10179, Attention:  Corporate Finance Department; and, if sent to the Company, shall be mailed, delivered, or telexed or telecopied and confirmed in writing to the Company, 383 Madison Avenue, New York, NY 10179, Attention:  Chief Financial Officer.

13.                                 Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Securities from any of the Underwriters. Notwithstanding anything contained in this Agreement to the contrary, all of the obligations of the Underwriters hereunder are several and not joint.

14.                                 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.                                 Construction. This Agreement, in respect of which time shall be of the essence, shall be construed in accordance with the laws of the State of New York without regard to principles of conflict of law.

If the foregoing correctly sets forth the understanding between you and the Company please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

THE BEAR STEARNS COMPANIES INC.

By:
Name:
Title:

Accepted as of the date first
above written.

BEAR, STEARNS & CO. INC.
BEAR, STEARNS INTERNATIONAL LIMITED
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By: BEAR, STEARNS & CO. INC.

By:
Name:
Title:

SCHEDULE I

Principal Amount
of Securities
Underwriters	to be Purchased

Bear, Stearns & Co. Inc. (the “Global Coordinator”)	$	[ ]
Bear, Stearns International Limited (the “International Coordinator”)	$	[ ]
[ ]	$	[ ]
[ ]	$	[ ]
[ ]	$	[ ]
[ ]	$	[ ]
[ ]	$	[ ]
[ ]	$	[ ]
[ ]	$	[ ]
[ ]	$	[ ]
[ ]	$	[ ]
[ ]	$	[ ]
[ ]	$	[ ]
[ ]	$	[ ]

Total	$	[ ]

I-1

SCHEDULE II

Registration Statement:                    No.

Securities:

Title, Purchase Price and Description of Securities:

Title:  Global Notes due 20[  ]

Principal Amount:  U.S. $[                  ]

Interest Rate:  [                        ]

Date of Maturity:  [          ], 20[  ]

Form of Securities:  Registered

Purchase Price:  [        ] of principal amount

Public Offering Price:  [        ] of principal amount

Sinking Fund Provisions:  [           ]

Redemption Provisions:  Not redeemable except if certain events involving U.S. taxation occur

Other Provisions:  As described in the Final Prospectus

Closing Date, Time and Location:

Date:                          [                 ], 20[  ]

Time:                         [                 ]

Location:                                              [                                                ]

[      ] [      ] [      ]

[      ] [      ] [      ]

Whether Securities to be represented by separate certificates rather than a global certificate:  GLOBAL

Restrictions on Resale by Underwriter:  NONE

II-1

SCHEDULE III

1.                                       Each of the Company, Bear, Stearns & Co. Inc. (“Bear Stearns”) and Bear, Stearns Securities Corp. (“BSSC”) is a corporation validly existing and in good standing under the laws of the State of Delaware, and Bear, Stearns International Limited (“BSIL”) is a corporation duly incorporated in Great Britain and registered in England and Wales, and each has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Final Prospectus. Each of the Company, Bear Stearns and BSSC is duly qualified to transact business and is in good standing as a foreign corporation in the State of New York and BSIL is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required, whether by reason of ownership or leasing of property or conduct of business, except where failure to so qualify would not have a Material Adverse Effect. The opinion in the previous sentence, as to the good standing of the Company, Bear Stearns and BSSC, is based solely on good standing certificates from the Secretary of State of New York, through the date hereof, and no opinion is given as to the payment of New York franchise taxes. All of the outstanding shares of capital stock of Bear Stearns is owned of record and, to our knowledge, beneficially by the Company and all of the outstanding voting capital stock of BSSC is owned of record and, to our knowledge, beneficially by Bear Stearns; and all of the outstanding shares of capital stock of BSIL is owned of record and, to our knowledge, beneficially by Bear Stearns Holdings Limited and Bear Stearns UK Holdings Limited, a wholly-owned subsidiary of the Company (“BSUK”), in each case free and clear, to our knowledge, of any lien, security interest or other encumbrance.

2.                                       The execution, delivery and performance by the Company of the Indenture and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Indenture has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.                                       The Company has all requisite corporate power to authorize, create and issue the Securities, and the Securities, when duly executed by the Company, authenticated by the Trustee pursuant to the terms of the Indenture, and sold and delivered by the Company pursuant to the Underwriting Agreement, will be duly authorized and legally issued and will constitute binding obligations of the Company entitled to the benefits of the Indenture in accordance with the terms of such Securities, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The statements in the Final Prospectus under the captions “Description of Debt Securities” and “Description of the Notes”

III-1

insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries in all material respects of such provisions.

4.                                       The Company has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder. The execution, delivery and performance by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Underwriting Agreement has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties thereto), constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

5.                                       The execution of the Underwriting Agreement, the delivery of the Underwriting Agreement and the Indenture, the consummation of the transactions contemplated thereby and compliance by the Company with any of the provisions thereof (a) do not result in a violation of any provision of the Certificate of Incorporation or By-Laws of the Company or any New York, Delaware corporate or federal law or regulation applicable to the Company (other than United States federal and state securities laws, as to which we express no opinion in this sentence), and (b) do not breach or result in a violation of, or default under any material document, agreement or other instrument of which we are aware to which the Company is a party of by which it is bound. No consent, approval, license, authorization or validation of, or filing, recordation or registration with any New York, Delaware corporate or federal governmental authority is required in connection with the execution and delivery by the Company of the Underwriting Agreement and the Indenture, or the consummation by the Company of the transactions contemplated thereby except for those that (i) may be required by Rule 424(b) promulgated under the 1933 Act, (ii) may be required under federal and state securities or blue sky laws, as to which we express no opinion, or (iii) have been made or obtained under the 1933 Act and the Trust Indenture Act.

6.                                       The Registration Statement, as of its effective date, the Final Prospectus, as of its issue date and as of the date hereof, and the Disclosure Package, as of the Execution Time and as of the date hereof, complied and comply as to form in all material respects with the requirements of the 1933 Act and the Trust Indenture Act and the rules and regulations thereunder (except that no opinion is expressed herein with respect to the financial statements and notes thereto, the financial statement schedules and the other financial, statistical and accounting data included or incorporated by reference therein or that should have been included therein).

7.                                       To our knowledge, the Registration Statement became effective upon filing under the 1933 Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor have been initiated or threatened by the Commission. Any required filing of the Basic Prospectus, any Preliminary

III-2

Final Prospectus, the Final Prospectus, and any Issuer Free Writing Prospectus and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

8.                                       To our knowledge, based upon telephonic confirmation from the Commission, the Indenture has been qualified under the Trust Indenture Act.

9.                                       The statements made in the Final Prospectus, under the caption, “Certain US Federal Income Tax Considerations” insofar as such statements purport to summarize certain federal income tax laws of the United States or legal conclusions with respect thereto, constitute a fair summary of the principal U.S. federal tax consequences of the purchase, ownership and disposition of the Securities. This opinion is based upon current law, which is subject to change, possibly with retroactive effect, and we assume no obligation to update or supplement this letter to reflect any facts, circumstances, laws, rules or regulations, or any changes thereto, or any court or other authority or body decisions or governmental or regulatory authority determinations which may hereafter occur or come to our attention. Further, there can be no assurance that the Internal Revenue Service will not take a contrary position.

We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information contained in the Registration Statement, the Disclosure Package or the Final Prospectus, and we do not pass upon or assume any responsibility therefor. However, in the course of our review of the Registration Statement, the Disclosure Package and the Final Prospectus, we have attended certain conferences and participated in the conversations with representatives of the Company, representatives of the Underwriters and representatives of [                                           ], counsel for the Underwriters, and representatives of the Company’s independent public accountants. On the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred to in this opinion letter, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Registration Statement, the Disclosure Package and the Final Prospectus which causes us to believe that, (i) as of the effective date of the Registration Statement, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of its date or as of the date hereof, the Final Prospectus (including any filing under the 1934 Act explicitly referenced as to be filed under the caption “Where You Can Find More Information” in the Final Prospectus) contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Disclosure Package, as of the Execution Time or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact that required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that we express no view as to the adequacy or accuracy of the financial, numerical, statistical or quantitative information included or incorporated by reference in the Registration Statement or the Final Prospectus.

III-3

SCHEDULE IV

To the best of my knowledge, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration Statement, other than those disclosed therein, and there is no pending legal or governmental proceeding to which the Company or any subsidiary of the Company is a party or of which any of their property is the subject that is not described in the Registration Statement, including ordinary routine litigation incidental to the business, which, if adversely decided, will have a material adverse effect upon the operations, business or assets of the Company and its subsidiaries considered as one enterprise.

The execution of the Underwriting Agreement, the delivery of the Underwriting Agreement and the Indenture, the consummation of the transactions contemplated thereby and compliance by the Company with any of the provisions thereof do not breach or result in a violation of, or default under, (i) any material document, agreement or other instrument of which we are aware to which the Company is a party or by which it is bound, or (ii) any judgment, decree or order known to us which is applicable to the Company and pursuant to any applicable laws is issued by any New York, Delaware corporate or federal governmental court or governmental authority having jurisdiction over the Company or its properties.

IV-1

SCHEDULE V

1.                                 We are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations adopted by the Securities Exchange Commission (“SEC”).

2.                                 In our opinion, the consolidated financial statements and financial statement schedules audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the “1934 Act”) and the related rules and regulations adopted by the SEC.

3.                                 We have not audited any financial statements of the Company as of any date or for any period subsequent to                             ,                 ; although we have conducted an audit for the years ended                              ,                  and                 , the purpose (and therefore the scope) of such audits was to enable us to express our opinion on the consolidated financial statements as of                              ,                  and                 , and for the years ended, but not on the consolidated financial statements for any interim period within such years. Therefore, we are unable to and do not express any opinion on the unaudited consolidated statement of financial condition as of                 ,                 , and                  and the unaudited consolidated statements of income and cash flows for the three-month periods ended                  and                 , the three-month periods and six-month periods ended                  and                 , and the three-month periods and the nine-month periods ended                  and                  included in the Company’s quarterly report on Form 10-Q for the quarters ended                 ,                 , as amended, and                 , filed with the Securities and Exchange Commission (the “Commission”) and incorporated by reference in the Registration Statement; or on the financial position, results of operations, or cash flows as of any other date or for period subsequent to                 .

4.                                 For the purpose of this letter, we have read the minutes of the meetings and consents of the stockholders, the Board of Directors of the Company, Bear, Stearns & Co., Inc. and Bear, Stearns Securities Corp., as well as the minutes of the meetings of the Executive Committee of the Board of Directors of the Company for the period from                  through                 , as set forth in the minutes books at                 . We have also read the draft minutes of the                  meetings of the Executive Committee of the Board of Directors of Bear, Stearns & Co., Inc. and the Executive Committee of the Board of Directors of the Company. Officials of the Company have advised us that the minutes of all such meetings through                 , except for the draft minutes noted above, were set forth therein; we have carried out other procedures to                  as follows:

(a)                                        With respect to the three-month periods ended                  and                  and the three-month periods and the six-month periods ended                  and                  and the three-month periods and the nine-month periods ended                  and                 , we have:

(i)                                     Performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAG No. 71, Interim Financial Information, on the unaudited consolidated statement of financial condition as of                 ,                  and                  and the unaudited consolidated statements of income and cash flows for the three-month periods ended                  and                 , and the three-month periods and the six-month periods ended                  and                 , and the three-month periods and the nine-month periods ended                  and                  included in the Company’s quarterly report on Form 10-Q for the quarters ended                 ,                  as amended, and                 , incorporated by reference in the Registration Statement.

(ii)                                  Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in (a)(i) comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC and are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

(b)                                       With respect to the period from                  to                 , we have:

(i)                                     Read the unaudited consolidated statement of financial condition of the Company and its subsidiaries as of                  and                  and the unaudited consolidated statement of income of the Company and its subsidiaries for the period ended                                 ,                 , furnished to us by the Company. Officials of the Company have advised us that no unaudited consolidated statement of financial condition for any period subsequent to                  or unaudited consolidated statement of income for any period subsequent to                                 ,                  was available.

(ii)                                  Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in b(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations about the sufficiency of the foregoing procedures for your purposes.

5.                                 Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

(a)                                        (i)                                     Any material modifications should be made to the unaudited consolidated financial statements described in 4(a)(i), incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles.

(ii)                                  The unaudited consolidated financial statements described in 4(a)(i) do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

(b)                                       (i)                                     For the period                  to                                 ,                 , there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, revenues net of interest expense, or net income, except in all instances for changes, increases, or decreases that the Registration Statement disclosed have occurred or may occur. At                  there was no change in the preferred or common stock (other than the purchases of treasury shares and the issuance of shares out of treasury stock), new issuances of long-term debt directly by the Company or decrease in stockholders’ equity of the Company as compared with the amounts shown in the                  unaudited consolidated statement of financial condition incorporated by reference in the Registration Statement except for new issuances of long-term debt by the Company subsequent to                                 . We have been informed by the Company that there has been an increase in short-term indebtedness subsequent to                  due to additional net bank borrowings, commercial paper, and medium-term notes and other of approximately $                 as of                 .

6.                                 As mentioned in 4(b), Company officials have advised us that no unaudited consolidated statement of financial condition as of any date subsequent to                  and no unaudited consolidated statement of income for any period subsequent to                                 ,                  is available; accordingly, the procedures carried out by us with respect to changes in unaudited consolidated statement of financial condition after               and the unaudited consolidated statement of income after                                 ,                 , have, of necessity, been even more limited than those with respect to the earlier periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether at                  there was any change in the preferred or common stock (other than purchases of treasury stock and the issuance of shares out of treasury stock), increase in long-term indebtedness or decrease in consolidated stockholders’ equity of the Company as compared with amounts shown on the                  unaudited consolidated statement of financial condition incorporated by reference in the Registration Statement. On the basis of these inquiries and our reading of minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur and except as described in 5(b)(i) above and as described in the following sentences. We have been informed by the Company that there has been an increase in short-term

indebtedness subsequent to                  due to additional net bank borrowings, commercial paper, and medium-term notes and other of approximately $                 due                 . We have been informed by the Company that there has been an increase in long-term indebtedness subsequent to                  due to the issuance of $                                .

7.                                 For the purposes of this letter, we have also read the following, included or incorporated by reference in the Registration Statement on the indicated pages:

ItemPageDescription

a.                                 ☐                                          “Selected Financial Data.”  All amounts in the table excluding “Employees.”

b.                                ☐                                          “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All amounts and percentages under the headings “Results of Operations” and “Liquidity and Capital Resources”.

10-K

c.                                                                                       Exhibit 11, “Statement Re Computation of Per Share Earnings” and Exhibit 12, “Statement Re Computation of Ratio of Earnings to Fixed Charges.”

Quarterly Report on Form 10-Q for the Period Ended [                                 ]

d.                                ☐                                          “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All amounts and percentages under the headings “Results of Operations” and “Liquidity and Capital Resources”.

e.                                                                                       Exhibit 11, “Statement Re Computation of Per Share Earnings” and Exhibit 12, “Statement Re Computation of Ratio of Earnings to Fixed Charges.”

Quarterly Report on Form 10-Q for the Period Ended [                                 ]

f.                                   ☐                                          Results of Operations.”  All amounts and percentages under the headings “Results of Operations” and “Liquidity and Capital Resources.”

g.                                Exhibit 11, “Statement Re Computation of Per Share Earnings” and Exhibit 12, “Statement Re Computation of Ratio of Earnings to Fixed Charges.”

Quarterly Report on Form 10-Q for the Period Ended [                       ]

h.                                ☐                                          “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All amounts and percentages under the headings “Results of Operations” and “Liquidity and Capital Resources.”

i.                                                                                          Exhibit 11, “Statement Re Computation of Per Share Earnings” and Exhibit 12, “Statement Re Computation of Ratio of Earnings to Fixed Charges.”

Prospectus Supplement dated [                ]

j.                                    ☐                                          “Summary of the Offering”, Ranking Summary regarding outstanding indebtedness of the Company and its subsidiaries at                        .

k.                                 ☐                                          “Description of the Notes”, Brief Description of the Notes regarding outstanding indebtedness of the Company and its subsidiaries at                        .

1

l.                                    ☐                                          “Ratio of Earnings to Fixed Charges.”

m.                              ☐                                          “Description of the Notes”, Brief Description of the Notes regarding aggregate principal amount of debt securities issued and outstanding under the Indenture.

n.                                ☐                                          Capitalization

o.                                ☐                                          “Selected Consolidated Financial Data.”  All amounts in table excluding “Employees.”

p.                                ☐                                          “Custodial Trust Company,” regarding CTC assets held at                        .

Prospectus dated [                                 ]

q.                                ☐                                          “Ratio of Earnings to Fixed Charges”

8.                                 Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, nor for any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

9.                                 However, at your request, we have performed the following additional procedures, which were applied as indicated with respect to the items enumerated in 7 above.

a.                                             With respect to items 7a., 7.b., 7d., 7.f., 7.h., 7.n., and 7.o, we (i) compared the dollar and share amounts to the respective amounts in the Company’s audited consolidated financial statements for the applicable year indicated or to the Company’s unaudited consolidated financial statements for the three-month periods ended                               and                              , and the three and six-month periods ended                               and                              , and the three and nine-month periods ended                               and                              , to the extent such amounts are included in or can be derived from such statements and found them to be in agreement; (ii) compared other dollar and share amounts to amounts shown in the Company’s accounting records or analyses prepared by the Company and found them to be in agreement; (iii) proved the arithmetic accuracy of the percentages based on the data in the above-mentioned financial statements, accounting records, and analyses; and (iv) compared amounts in the analyses prepared by the Company with amounts shown in the Company’s accounting records and found them to be in agreement.

b.                                            With respect to items 7.c., 7e., 7.g., 7i., 7.l. and 7.q, we (i) compared the amounts of Earnings Before Taxes on Income, Net Income and the amounts of Interest Fixed Charge to the respective amounts in the Company’s audited consolidated financial statements for the applicable years indicated or to the Company’s unaudited consolidated financial statements for the three-months periods ended

2

                              and                              , and the three and six-month periods ended                               and                              , and the three and nine-month periods ended                               and                              , incorporated by reference in the Registration Statement, and found them to be in agreement; (ii) proved the arithmetic accuracy of the Interest Factor in Rents Fixed Charge by multiplying rent expense per the Company’s accounting records by one-third; (iii) compared the amount of interest adjusted fixed charge, weighted average common and common equivalent shares outstanding and other dollar amounts to amounts in analyses prepared by the Company and found them to be in agreement (we make no comment regarding the completeness or appropriateness of the Company’s determination of what constitutes interest adjusted fixed charge); (iv) compared the amounts contained in the analyses described in (iii) above to amounts in the Company’s accounting records and found them to be in agreement; and (v) proved the arithmetic accuracy of the ratios and amounts based on the above-mentioned financial statements, accounting records and analyses.

c.                                             With respect to items 7.j and 7.k, we (i) compared the dollar amounts shown to the Company’s accounting records and analyses prepared by the Company and found them to be in agreement; (ii) inquired of the Company’s management as to the unsecured nature of the Company’s outstanding debt. Management has informed us that none of this outstanding debt is secured.

d.                                            With respect to item 7.m and 7.p, we compared the dollar amounts shown to the Company’s accounting records and analyses prepared by the Company and found them to be in agreement.

10.                           It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as included or incorporated by reference in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

3

SCHEDULE VI

Issuer Free Writing Prospectus filed on                              , 20[  ]

4